EXHIBIT 21.1

Subsidiaries of Magellan Midstream Holdings, L.P.

Magellan GP, LLC, a Delaware Limited Liability Company

Magellan IDR LP, LLC, a Delaware Limited Liability Company

Magellan IDR, L.P., a Delaware Limited Partnership

Magellan Midstream Partners, L.P., a Delaware Limited Partnership

Magellan Pipeline GP, LLC, a Delaware Limited Liability Company

Magellan Pipeline Company, L.P., a Delaware Limited Partnership

Magellan Operating GP, LLC, a Delaware Limited Liability Company

Magellan OLP, L.P., a Delaware Limited Partnership

Magellan NGL, LLC, a Delaware Limited Liability Company

Magellan Ammonia Pipeline, L.P., a Delaware Limited Partnership

Magellan Asset Services, L.P., a Delaware Limited Partnership

Magellan Pipelines Holdings, L.P., a Delaware Limited Partnership

Magellan Terminals Holdings, L.P., a Delaware Limited Partnership